SHEARMAN & STERLING
                              599 Lexington Avenue
                            New York, New York 10022




                                 October 6, 1997




Boston Scientific Corporation
One Boston Scientific Place
Natick, MA  01760

Ladies and Gentlemen:

                  We have acted as counsel to Boston Scientific Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing pursuant to Rule 415 of the Securities Act of 1933, as amended (the "Securities Act"), by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act, of a Registration Statement on Form S-3, as it may be amended (the "Registration Statement"), relating to the proposed public offering from time to time of up to $500,000,000 aggregate principal amount of debt securities of the Company, including convertible debt securities of the Company (the "Securities"). The number of any shares of common stock, par value $.01 per share, of the Company issuable upon conversion ("Conversion Shares") of any convertible debt securities is presently indeterminable. The Securities will be issued pursuant to the terms of an Indenture (the "Indenture") between the Company and the Chase Manhattan Bank, as trustee (the "Trustee") and will be sold pursuant to an underwriting agreement or agreements entered into from time to time with certain underwriters (each such agreement being an "Underwriting Agreement"). The form of the Indenture is filed as an exhibit to the Registration Statement and an Underwriting Agreement will be filed in accordance with Item 601 with Regulation SK of the Securities Act promptly after the initial issuance of Securities under the Indenture.

                  In this capacity, we have examined the Registration Statement, the form of the Indenture and the originals, or copies, identified to our satisfaction, of such corporate records of the Company and its subsidiaries, certificates of public officials, officers of the Company and its subsidiaries and other persons, and such other documents, agreements and instruments as we have deemed necessary as a basis for the opinions hereinafter expressed. In our examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies thereof. In rendering the opinions expressed below, we have relied as to certain factual matters upon certificates of officers of the Company and certificates of public officials.

                  For purposes of this opinion, we have assumed that the Indenture will be valid and binding on the Trustee and enforceable against the Trustee in accordance with its terms.

                  Our opinions set forth below are limited to the laws of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware, and we do not express any opinions herein concerning any other laws.

Based upon and subject to the foregoing, we are of the opinion that:

         1. When the issuance of Securities has been duly authorized by the Company and when an Underwriting Agreement and the Indenture have been duly authorized, executed and delivered by the parties thereto and when the Securities have been duly executed by the Company and authenticated by the Trustee, and issued and sold to an underwriter pursuant to a valid Underwriting Agreement, the Securities will be duly issued and delivered by the Company and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and will be enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

         2. When the issuance of the Conversion Shares has been duly authorized by the Company and when the Conversion Shares have been duly reserved for issuance by the Company and when the Conversion Shares have been issued upon conversion of the Securities in accordance with the terms of the Securities and the Indenture, the Conversion Shares will be validly issued, fully paid and non-assessable.

                           We hereby consent to the filing of this opinion as an
                  exhibit to the Registration Statement.


                                                  Very truly yours,




                                                  SHEARMAN & STERLING




JDM/mc